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                          __________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          __________________________


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                          __________________________

Date of Report (Date of earliest event reported) May 5, 1997
                                                 -----------


                               ICE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


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                                    Delaware
                 (State or other jurisdiction of incorporation)


      0-16205                                  33-0214792
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(Commission File Number)           (IRS Employer Identification No.)


7203 Earldom Avenue, Playa Del Ray, California                      90293
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (310) 305-1766
                                                     --------------

Registrant's former name:     Skydoor Media & Entertainment, Inc.
                              -----------------------------------

Registrant's former address: 18101 Von Karman Avenue, Suite 1940, Irvine,
                             --------------------------------------------
California, 92715
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Item 2.  Acquisition or Disposition of Assets
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     On April 24, 1997, ICE Holdings, Inc. (the "Registrant") entered into an agreement with Default Management Network, Inc., a Nevada corporation ("DMN") whereby the Registrant acquired 60% of the outstanding capital stock of DMN (1,500,000 shares) in exchange for providing a line of credit of up to $2 million to DMN (the "Credit Line"). The Registrant's source of funds for this acquisition was a convertible debt instrument. DMN has the option to acquire 20% of the outstanding capital stock of DMN back from the Registrant at par value based upon the achievement of certain performance criteria (the "DMN Stock Option"), as well as an option to buy back 20% of the DMN outstanding capital stock in exchange for repayment of the balance of the credit line plus the payment from DMN to the Registrant of a sum of cash equal to 100% of the amount of the balance due and owing under the Credit Line in the event the performance criteria is not met (the "DMN Buy-back Option"). The Registrant has a put option to put 20% of the DMN outstanding capital stock back to DMN and declare the balance due and owing under the credit line immediately due and payable plus the payment from DMN to the Registrant of a sum of cash equal to 100% of the amount of the balance due and owing under the Credit Line if DMN does not achieve its performance criteria (the "ICE Put Option").

     The Registrant also has anti-dilution protection such that, at all times during the pendency of the Agreement until the occurrence of any of the following events: (1) the exercise of the DMN Stock Option; (2) the exercise of the ICE Put Option; or (3) the exercise of the DMN Buy-back Option; the Registrant shall maintain its percentage of ownership of 60% of the issued and outstanding capital stock of DMN. If, for any reason whatsoever, DMN issues shares of its capital stock which have the effect of reducing the Registrant's percentage of ownership, DMN shall issue additional shares of capital stock to the Registrant in an amount which will restore the Registrant's percentage of ownership to 60%.

     The Registrant is also entitled to reimbursement of expenditures of the Registrant on behalf of DMN, in the amount of $5,000 per month until such time as DMN is profitable, when, upon such event, the monthly fee shall be 1% of the gross revenues of DMN. If DMN fails to achieve profitability for any month, then the fee for that month shall revert to the sum of $5,000.

     On or before the Closing, DMN shall amend its bylaws to increase the number of members of the Board of Directors to a maximum of seven. Upon the Closing, the Registrant shall appoint one person to the board of directors of DMN, DMN shall appoint one person to the board of directors of DMN, and the parties shall jointly appoint two persons from the real estate and electronic commerce industries to the board of directors of DMN. These Board Members shall serve as members of the Board of Directors of DMN for a period of 18 months from the date of Closing. For 18 months after the exercise of the DMN Stock Option, the Registrant has the right, but is not required to, appoint one designee of its choosing to the Board of Directors of DMN. This designee shall serve as a member of the Board of Directors of DMN until the expiration of the date which is 18 months after the date of the exercise of the DMN Stock Option and may continue to serve for any time thereafter at the discretion of the Board of Directors.

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     DMN shall have observer status at all regularly scheduled meetings of the
Board of Directors of the Registrant for a maximum of two representatives of DMN until the Registrant's Board of Directors is fully constituted. The Registrant's Board of Directors will be fully constituted when a minimum of five directors have been appointed. Once the Registrant's Board of Directors is fully constituted, DMN shall have the right to appoint two of its offers to the Registrant's Board of Directors (the "DMN designees"). The DMN designees shall serve as members of the Board of Directors of the Registrant for the remaining term of the Agreement.

     The acquisition closed on May 5, 1997 at 4:00 P.M. It is currently impracticable for the Registrant to file the required financial statements for this acquisition. However, the Registrant shall file such financial statements under cover of Form 8-K as soon as practicable, but no later than sixty days from the date of filing this report.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 20, 1997         ICE HOLDINGS, INC.



                             By:  /s/ GREGORY J. MARTIN
                                  ----------------------------------------
                                  Gregory J. Martin
                             Its: President, Chief Financial Officer, and
                                  Secretary


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